Exhibit 99.1
SolarWinds Announces Third Quarter 2022 Results
AUSTIN, Texas - November 3, 2022 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, and secure IT management software, today reported results for its third quarter ended September 30, 2022.
Third Quarter Financial Highlights from Continuing Operations
•Total revenue for the third quarter of $179.4 million, representing a slight decline year-over-year on a reported basis and 1% year-over-year growth on a constant currency basis, and total recurring revenue representing 87% of total revenue.1
•Net loss for the third quarter of $292.2 million, which includes $284.6 million in impairment charges.
•Adjusted EBITDA for the third quarter of $70.3 million, representing a margin of 39% of total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“Our third quarter results were highlighted by 31% subscription revenue growth, continued execution on customer retention, solid adjusted EBITDA margins, and expansions in our Partnership strategy, all against the backdrop of a challenging macroeconomic environment,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “I am especially proud of the recent launch of SolarWinds Observability, our most impactful observability solution to date delivered in a cloud-native SaaS model. With this milestone, we are building on our foundation of simple, powerful, secure and value-based monitoring tools with new observability solutions that empower every customer to drive digital transformation regardless of where they are in their cloud journey.”
Recent Business Highlights
•SolarWinds introduced SolarWinds Observability, a fully integrated cloud-native SaaS offering available on both Azure® and AWS® clouds.
•A new version of SolarWinds Hybrid Cloud Observability with enhanced anomaly detection capabilities powered by artificial intelligence and machine learning. Hybrid Cloud Observability and SolarWinds Observability provide customers with ultimate flexibility to deploy on a private cloud, public cloud, or fully as a service.
•The company unveiled its Transform Partner Program to drive growth through the channel, including support for managed service providers.
•Chad Reese, a technology industry veteran with 25 years of experience including leadership positions at IBM® and VMware®, joined SolarWinds as President of Americas Sales and Global Channel.
Balance Sheet
During the third quarter, we made a $300.0 million voluntary prepayment of our outstanding debt. At September 30, 2022, following the prepayment, total cash and cash equivalents and short-term investments were $492.5 million and total debt was $1.6 billion.
As of September 30, 2022, in light of the decline in the total market value of SolarWinds’ outstanding shares of common stock during the third quarter and the impact of current macroeconomic conditions on the assumptions used in determining the fair value of our reporting unit, we determined it appropriate to perform an interim quantitative assessment of our reporting unit. As a result of the interim goodwill impairment analysis, a $278.7 million non-cash goodwill impairment charge was recognized for the third quarter. In addition, we determined the estimated fair value of the SolarWinds trade name, recorded in connection with the take private transaction in early 2016 (“Take Private”), was less than its carrying value and recorded a $5.9 million non-cash impairment charge which is included in general and administrative expense in our consolidated statements of operations for the third quarter.
1 Beginning with the first quarter of 2022, we no longer adjust our revenue for the impact of purchase accounting, so GAAP total revenue on a reported basis is equivalent to our non-GAAP total revenue measure we have historically reported.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
SolarWinds completed the previously announced separation and distribution of its managed service provider (“N-able”) business into a newly created and separately traded public company, N-able, Inc. on July 19, 2021. N‑able's historical financial results through July 19, 2021, are reflected in SolarWinds' consolidated financial statements as discontinued operations. Effective July 30, 2021, SolarWinds effected a 2:1 reverse stock split of its common stock. As a result of the reverse stock split, all share and per share figures contained in the financial statements have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.
Financial Outlook
As of November 3, 2022, SolarWinds is providing its financial outlook for the fourth quarter and its updated financial outlook for the full year of 2022. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA margin and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, goodwill and indefinite-lived intangible asset impairment charges and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Fourth Quarter of 2022
SolarWinds’ management currently expects to achieve the following results for the fourth quarter of 2022:
•Total revenue in the range of $178 to $183 million, representing a decline of 2% to 5% as compared to the fourth quarter of 2021 total revenue, or a decline of 2% to growth of 1% on a constant currency basis assuming the same average foreign currency exchange rates as those in the fourth quarter of 2021.
•Adjusted EBITDA margin of approximately 38% to 39% of total revenue.
•Non-GAAP diluted earnings per share of $0.23 to $0.25.
•Weighted average outstanding diluted shares of approximately 162.2 million.
Financial Outlook for Full Year of 2022
SolarWinds’ management currently expects to achieve the following results for the full year of 2022:
•Total revenue in the range of $710 to $715 million, representing a slight decline of 1% over the full year of 2021 total revenue from continuing operations, or growth of 1% to 2% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2021.
•Adjusted EBITDA margin of approximately 39% of total revenue.
•Non-GAAP diluted earnings per share of $0.87 to $0.89.
•Weighted average outstanding diluted shares of approximately 161.7 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and the full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) numerous risks related to the Cyber Incident, including with respect to (1) the discovery of new or different information regarding the Cyber Incident, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary, or personal information, including information of SolarWinds’ current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, exposure to litigation and other proceedings and judgements or settlements related thereto, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage may not be available or sufficient to compensate for all liabilities we incur related to these matters and (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cyber security, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, whether through the actions or inactions of our employees or otherwise, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (d) risks relating to increased investments in, and the timing of, our transformation from monitoring to observability; (e) regulatory risks, including risks related to evolving regulation of artificial intelligence, machine learning and the receipt, collection, storage, processing and transfer of data, (f) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (g) any of the following factors either generally or as a result of the impacts of the Cyber Incident, the war in Ukraine, inflation or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) changes in interest rates, (7) risks associated with our international operations and (8) ongoing sanctions and disruptions resulting from the war in Ukraine; (h) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (i) risks associated with the estimates and assumptions used in our impairment testing; (j) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we could incur significant liability if the separation is determined to be a taxable transaction, or that potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results; (k) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (l) our ability to refinance our long-term indebtedness; (m) our ability to attract, retain and motivate employees; (n) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (o) risks associated with our status as a controlled company; and (p) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2021 filed on February 25, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 5, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 that

SolarWinds anticipates filing on or before November 9, 2022. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below. Unless noted otherwise, all non-GAAP financial measures are derived from our GAAP financial measures from continuing operations.
Non-GAAP Revenue. We define non-GAAP total revenue as total revenue excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rate we provide is calculated using non-GAAP total revenue from the comparable prior period. We historically monitored this measure to assess our performance because we believed our revenue growth rate would be overstated without this adjustment. We believed presenting non-GAAP total revenue aided in the comparability between periods and in assessing our overall operating performance. Beginning in the first quarter of 2022, we no longer adjust our GAAP revenue for the impact of purchase accounting.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, Cyber Incident costs and goodwill and indefinite-lived asset impairment. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able reported in continuing operations. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
•Goodwill and Indefinite-lived Intangible Asset Impairment. We provide non-GAAP information that excludes non-cash goodwill and indefinite-lived intangible asset impairment charges. We believe that providing these non-GAAP measures that exclude these non-cash impairment charges allows users of our financial statements to better review and understand our historical and current operating results. In addition, as a significant portion of our goodwill and indefinite-lived intangible assets were derived from the Take Private transaction, providing these non-GAAP measures that exclude these impairment charges facilitates comparisons to our peers who may not have undertaken a transformational acquisition resulting in significant goodwill and indefinite-lived intangible assets.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, goodwill and indefinite-lived intangible asset impairment, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, and secure IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage with technology professionals—IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) – to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2022 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Media:	Investors:
Jenne Barbour Phone: 512.498.6804 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$441,661	$732,116
Short-term investments	50,878	—
Accounts receivable, net of allowances of $900 and $476 as of September 30, 2022 and December 31, 2021, respectively	92,621	95,095
Income tax receivable	1,013	1,114
Prepaid and other current assets	49,113	30,515
Total current assets	635,286	858,840
Property and equipment, net	26,987	29,722
Operating lease assets	63,977	74,318
Deferred taxes	124,818	144,162
Goodwill	2,328,085	3,308,405
Intangible assets, net	255,880	342,563
Other assets, net	43,479	34,117
Total assets	$3,478,512	$4,792,127
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,589	$7,327
Accrued liabilities and other	60,334	41,328
Current operating lease liabilities	14,898	14,382
Accrued interest payable	261	153
Income taxes payable	15,016	3,086
Current portion of deferred revenue	313,363	327,701
Current debt obligation	19,900	19,900
Total current liabilities	433,361	413,877
Long-term liabilities:
Deferred revenue, net of current portion	36,557	34,968
Non-current deferred taxes	6,785	16,918
Non-current operating lease liabilities	62,060	74,543
Other long-term liabilities	74,843	93,156
Long-term debt, net of current portion	1,564,441	1,870,769
Total liabilities	2,178,047	2,504,231
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 161,338,727 and 159,176,042 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	161	159
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,612,665	2,566,783
Accumulated other comprehensive income (loss)	(113,007)	1,306
Accumulated deficit	(1,199,354)	(280,352)
Total stockholders’ equity	1,300,465	2,287,896
Total liabilities and stockholders’ equity	$3,478,512	$4,792,127

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription	$42,248	$32,293	$117,975	$90,218
Maintenance	114,381	119,742	343,848	360,909
Total recurring revenue	156,629	152,035	461,823	451,127
License	22,767	29,236	70,475	80,788
Total revenue	179,396	181,271	532,298	531,915
Cost of revenue:
Cost of recurring revenue	16,563	17,949	49,854	49,331
Amortization of acquired technologies	3,628	39,882	24,503	120,397
Total cost of revenue	20,191	57,831	74,357	169,728
Gross profit	159,205	123,440	457,941	362,187
Operating expenses:
Sales and marketing	64,813	58,642	190,472	174,384
Research and development	22,562	26,285	68,092	78,474
General and administrative	42,558	28,551	116,505	90,135
Amortization of acquired intangibles	13,045	13,784	39,387	41,704
Goodwill impairment	278,706	—	891,101	—
Total operating expenses	421,684	127,262	1,305,557	384,697
Operating loss	(262,479)	(3,822)	(847,616)	(22,510)
Other income (expense):
Interest expense, net	(23,181)	(15,897)	(57,669)	(48,262)
Other income (expense), net	(2,418)	1,478	(1,861)	1,865
Total other expense	(25,599)	(14,419)	(59,530)	(46,397)
Loss before income taxes	(288,078)	(18,241)	(907,146)	(68,907)
Income tax expense (benefit)	4,141	(19,321)	11,856	(26,322)
Net income (loss) from continuing operations	(292,219)	1,080	(919,002)	(42,585)
Net income (loss) from discontinued operations, net of tax	—	(10,059)	—	14,822
Net loss	$(292,219)	$(8,979)	$(919,002)	$(27,763)
Net income (loss) from continuing operations available to common stockholders	$(292,219)	$920	$(919,002)	$(42,745)
Net income (loss) from discontinued operations available to common stockholders	$—	$(10,059)	$—	$14,822
Net income (loss) available to common stockholders per share:
Basic earnings (loss) from continuing operations per share	$(1.81)	$0.01	$(5.72)	$(0.27)
Basic earnings (loss) from discontinued operations per share	—	(0.06)	—	0.09
Basic loss per share	$(1.81)	$(0.06)	$(5.72)	$(0.18)
Diluted earnings (loss) from continuing operations per share	$(1.81)	$0.01	$(5.72)	$(0.27)
Diluted earnings (loss) from discontinued operations per share	—	(0.06)	—	0.09
Diluted loss per share	$(1.81)	$(0.06)	$(5.72)	$(0.18)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	161,111	158,202	160,545	157,730
Shares used in computation of diluted earnings (loss) per share	161,111	160,328	160,545	157,730

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss from continuing operations	$(919,002)	$(42,585)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	74,107	173,362
Goodwill and indefinite-lived intangible asset impairment	906,350	—
Provision for losses on accounts receivable	612	230
Stock-based compensation expense	50,599	43,472
Amortization of debt issuance costs	6,794	6,794
Loss on extinguishment of debt	1,930	—
Deferred taxes	(10,019)	(26,277)
Gain on foreign currency exchange rates	(898)	(1,504)
Other non-cash expenses (benefit)	(220)	758
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(2,326)	3,428
Income taxes receivable	4	(2,348)
Prepaid and other assets	(20,319)	(9,556)
Accounts payable	2,385	1,335
Accrued liabilities and other	18,964	(16,906)
Accrued interest payable	108	(5)
Income taxes payable	(6,398)	(32,478)
Deferred revenue	4,017	(15,499)
Other long-term liabilities	38	(276)
Net cash provided by operating activities from continuing operations	106,726	81,945
Cash flows from investing activities
Purchases of investments	(67,133)	—
Maturities of investments	16,000	—
Purchases of property and equipment	(5,570)	(6,968)
Purchases of intangible assets	(11,099)	(3,066)
Acquisitions, net of cash acquired	(6,500)	447
Other investing activities	176	—
Net cash used in investing activities from continuing operations	(74,126)	(9,587)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,151	5,658
Repurchase of common stock and incentive restricted stock	(9,123)	(10,717)
Exercise of stock options	58	527
Distributions from spin-off of discontinued operations, net	—	505,580
Dividends paid	—	(237,214)
Repayments of borrowings from credit agreement	(314,925)	(15,975)
Payment of debt issuance costs	—	(234)
Net cash provided by (used in) financing activities from continuing operations	(320,839)	247,625
Effect of exchange rate changes on cash and cash equivalents from continuing operations	(2,216)	(3,803)
Cash flows of discontinued operations
Operating activities of discontinued operations	—	39,040
Investing activities of discontinued operations	—	(15,003)
Financing activities of discontinued operations	—	(903)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(922)
Net cash provided by discontinued activities	—	22,212
Net increase (decrease) in cash and cash equivalents	(290,455)	338,392
Cash and cash equivalents
Beginning of period	732,116	370,498
End of period	$441,661	$708,890

Supplemental disclosure of cash flow information
Cash paid for interest	$54,629	$42,060
Cash paid for income taxes	$25,177	$38,120

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures from Continuing Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
Total GAAP revenue	$179,396	$181,271	$532,298	$531,915
Impact of purchase accounting(1)	—	—	—	134
Total non-GAAP revenue	$179,396	$181,271	$532,298	$532,049

GAAP cost of revenue	$20,191	$57,831	$74,357	$169,728
Stock-based compensation expense and related employer-paid payroll taxes	(489)	(604)	(1,586)	(1,627)
Amortization of acquired technologies	(3,628)	(39,882)	(24,503)	(120,397)
Acquisition and other costs	—	(1)	—	(5)
Restructuring costs	—	(517)	—	(517)
Cyber Incident costs	(6)	(364)	(169)	(1,836)
Non-GAAP cost of revenue	$16,068	$16,463	$48,099	$45,346

GAAP gross profit	$159,205	$123,440	$457,941	$362,187
Impact of purchase accounting(1)	—	—	—	134
Stock-based compensation expense and related employer-paid payroll taxes	489	604	1,586	1,627
Amortization of acquired technologies	3,628	39,882	24,503	120,397
Acquisition and other costs	—	1	—	5
Restructuring costs	—	517	—	517
Cyber Incident costs	6	364	169	1,836
Non-GAAP gross profit	$163,328	$164,808	$484,199	$486,703
GAAP gross margin	88.7%	68.1%	86.0%	68.1%
Non-GAAP gross margin	91.0%	90.9%	91.0%	91.5%

GAAP sales and marketing expense	$64,813	$58,642	$190,472	$174,384
Stock-based compensation expense and related employer-paid payroll taxes	(5,554)	(5,508)	(16,787)	(16,271)
Acquisition and other costs	—	(1)	—	(1)
Restructuring costs	—	(742)	(163)	(964)
Cyber Incident costs	—	(85)	(130)	(1,607)
Non-GAAP sales and marketing expense	$59,259	$52,306	$173,392	$155,541

GAAP research and development expense	$22,562	$26,285	$68,092	$78,474
Stock-based compensation expense and related employer-paid payroll taxes	(3,015)	(3,354)	(8,370)	(9,824)
Acquisition and other costs	—	(16)	—	(355)
Restructuring costs	—	(68)	—	(593)
Cyber Incident costs	—	(44)	(2)	(52)
Non-GAAP research and development expense	$19,547	$22,803	$59,720	$67,650

GAAP general and administrative expense	$42,558	$28,551	$116,505	$90,135
Stock-based compensation expense and related employer-paid payroll taxes	(8,933)	(6,553)	(24,726)	(16,690)
Acquisition and other costs	(146)	(214)	(432)	(1,042)
Restructuring costs	(43)	(1,269)	(1,310)	(2,822)
Cyber Incident costs, net	(10,823)	(2,434)	(19,992)	(20,327)
Goodwill and indefinite-lived intangible asset impairment	(5,884)	—	(15,249)	—
Non-GAAP general and administrative expense	$16,729	$18,081	$54,796	$49,254

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
GAAP operating expenses	$421,684	$127,262	$1,305,557	$384,697
Stock-based compensation expense and related employer-paid payroll taxes	(17,502)	(15,415)	(49,883)	(42,785)
Amortization of acquired intangibles	(13,045)	(13,784)	(39,387)	(41,704)
Acquisition and other costs	(146)	(231)	(432)	(1,398)
Restructuring costs	(43)	(2,079)	(1,473)	(4,379)
Cyber Incident costs, net	(10,823)	(2,563)	(20,124)	(21,986)
Goodwill and indefinite-lived intangible asset impairment	(284,590)	—	(906,350)	—
Non-GAAP operating expenses	$95,535	$93,190	$287,908	$272,445

GAAP operating loss	$(262,479)	$(3,822)	$(847,616)	$(22,510)
Impact of purchase accounting(1)	—	—	—	134
Stock-based compensation expense and related employer-paid payroll taxes	17,991	16,019	51,469	44,412
Amortization of acquired technologies	3,628	39,882	24,503	120,397
Amortization of acquired intangibles	13,045	13,784	39,387	41,704
Acquisition and other costs	146	232	432	1,403
Restructuring costs	43	2,596	1,473	4,896
Cyber Incident costs, net	10,829	2,927	20,293	23,822
Goodwill and indefinite-lived intangible asset impairment	284,590	—	906,350	—
Non-GAAP operating income	$67,793	$71,618	$196,291	$214,258
GAAP operating margin	(146.3)%	(2.1)%	(159.2)%	(4.2)%
Non-GAAP operating margin	37.8%	39.5%	36.9%	40.3%

GAAP net income (loss) from continuing operations	$(292,219)	$1,080	$(919,002)	$(42,585)
Impact of purchase accounting(1)	—	—	—	134
Stock-based compensation expense and related employer-paid payroll taxes	17,991	16,019	51,469	44,412
Amortization of acquired technologies	3,628	39,882	24,503	120,397
Amortization of acquired intangibles	13,045	13,784	39,387	41,704
Acquisition and other costs	146	232	432	1,403
Restructuring costs	43	1,376	1,433	3,676
Cyber Incident costs, net	10,829	2,927	20,293	23,822
Goodwill and indefinite-lived intangible asset impairment	284,590	—	906,350	—
Loss on extinguishment of debt	1,930	—	1,930	—
Tax benefits associated with above adjustments	(8,389)	(15,644)	(23,148)	(50,326)
Non-GAAP net income	$31,594	$59,656	$103,647	$142,637

GAAP diluted earnings (loss) from continuing operations per share	$(1.81)	$0.01	$(5.72)	$(0.27)
Non-GAAP diluted earnings per share	$0.20	$0.37	$0.65	$0.90
_______________
(1) Adjustment represents the impact of purchase accounting to the subscription revenue line item.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA from Continuing Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
Net loss	$(292,219)	$(8,979)	$(919,002)	$(27,763)
Less: Net income (loss) from discontinued operations	—	(10,059)	—	14,822
Net income (loss) from continuing operations	(292,219)	1,080	(919,002)	(42,585)
Amortization and depreciation	20,048	57,354	74,107	173,362
Income tax expense (benefit)	4,141	(19,321)	11,856	(26,322)
Interest expense, net	23,181	15,897	57,669	48,262
Impact of purchase accounting on total revenue	—	—	—	134
Unrealized foreign currency gains	(458)	(388)	(898)	(1,504)
Acquisition and other costs	146	232	432	1,403
Debt related costs(1)	2,025	92	2,222	284
Stock-based compensation expense and related employer-paid payroll taxes	17,991	16,019	51,469	44,412
Restructuring costs	43	1,376	1,433	3,676
Cyber Incident costs, net	10,829	2,927	20,293	23,822
Goodwill and indefinite-lived intangible asset impairment	284,590	—	906,350	—
Adjusted EBITDA	$70,317	$75,268	$205,931	$224,944
Adjusted EBITDA margin	39.2%	41.5%	38.7%	42.3%
_______________
(1)Debt related costs include fees related to our credit agreements of $0.1 million for both the three months ended September 30, 2022 and 2021, and $0.3 million for both the nine months ended September 30, 2022 and 2021, in addition to a non-cash loss on extinguishment of debt of $1.9 million for the three and nine months ended September 30, 2022.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis from Continuing Operations
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Growth Rate	2022	2021	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$179,396	$181,271	(1.0)%	$532,298	$531,915	0.1%
Impact of purchase accounting(1)	—	—	—	—	134	(0.1)
Non-GAAP total revenue	179,396	181,271	(1.0)	532,298	532,049	—
Estimated foreign currency impact(2)	4,438	—	2.4	9,984	—	1.9
Non-GAAP total revenue on a constant currency basis	$183,834	$181,271	1.4%	$542,282	$532,049	1.9%

_______
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.
(2)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2022.

Reconciliation of Revenue to Adjusted Non-GAAP Revenue
Assuming Rates in Previously Issued Outlook
(Unaudited)

Three Months Ended September 30, 2022

(in thousands)
Total revenue	$179,396
Estimated foreign currency impact(1)	897
Total adjusted non-GAAP revenue assuming foreign currency exchange rates used in previously issued outlook	$180,293
________
(1)    Estimated foreign currency impact represents the impact of the difference between the actual foreign currency exchange rates in the period used to calculate our three months ended September 30, 2022 actual non-GAAP results and the rates assumed in our previously issued outlook dated August 2, 2022.

Reconciliation of Non-GAAP Total Revenue Outlook on a Constant Currency Basis

	Q4 2022
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$178	$183	(5)%	(2)%
Estimated foreign currency impact	5	5	3	3
Non-GAAP total revenue on a constant currency basis(1)	$183	$188	(2)%	1%

	Full Year 2022
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$710	$715	(1)%	(1)%
Estimated foreign currency impact	15	15	2	3
Non-GAAP total revenue on a constant currency basis(1)	$725	$730	1%	2%

________
(1)Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.
(2)Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow from Continuing Operations
(Unaudited)

	Nine Months Ended September 30,
	2022	2021

	(in thousands)
Net cash provided by operating activities from continuing operations	$106,726	$81,945
Capital expenditures(1)	(16,669)	(10,034)
Free cash flow	90,057	71,911
Cash paid for interest and other debt related items	51,060	41,851
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	26,340	35,466
Unlevered free cash flow (excluding forfeited tax shield)	167,457	149,228
Forfeited tax shield related to interest payments(2)	(13,384)	(9,884)
Unlevered free cash flow	$154,073	$139,344
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 24.5% for the nine months ended September 30, 2022 and 23.5% for the nine months ended September 30, 2021.